Exhibit 99.2

Theravance, Theravance’s logo and Medicines That Make a Difference are registered trademarks of Theravance, Inc. © 2008 Theravance, Inc. ® ® Horizon Collaboration ‘444 COPD Phase 2b Results Conference Call December 22, 2008

2 Safe Harbor This presentation contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “may”, “will”, “should”, “could”, “would”, “plan”, “anticipate”, “believe”, “estimate”, “intend”, “goal,” “project”, “potential”, “expect”, “consistent”, “supportive”, “targeting” and “promising” and similar expressions are intended to identify such forward-looking statements. Examples of such statements include statements relating to the goals and expected timing of clinical studies and data from studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation that regulatory authorities will approve telavancin on the basis of existing preclinical and clinical data or at all), the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this presentation and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Item 1A of Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

3 ‘444 Phase 2b COPD Study Goal and Design Goal: To evaluate the dose response, efficacy and safety of five doses of GW642444M (3 mcg, 6.25 mcg, 12.5 mcg, 25 mcg, and 50 mcg) versus placebo over a 28-day treatment period in patients with COPD Design Multi-center, randomized, double-blind, parallel group placebocontrolled study Once-daily treatment 28-day treatment period FEV1 / FVC ratio <0.7 FEV1 35-70% of predicted at baseline 605 patients randomized All patients could use rescue medication (albuterol) as required throughout the treatment period

4 0 50 100 150 200 Placebo QD 12.5 mcg 25 mcg QD 50 mcg QD ‘444 Phase 2b 28-Day DPI COPD Dose-Ranging Study Day 28 Trough FEV1 Change from Baseline ‘444 demonstrated statistically significant once-daily bronchodilation Two highest doses exceeded predefined threshold of 130 mL compared to placebo (mL) 29 mL 194 mL *P-value vs. placebo P<0.05* 166 mL P<0.05* Change from Baseline in Trough (23-24 Hour) FEV1 Following 28 Days’ Dosing in ITT Population SE=19 SE=19 SE=19 138 mL P<0.05* SE=19

5 Phase 2b 28-Day DPI COPD Dose-Ranging Study Heart Rate: Mean Change from Baseline on Day 28 -3.0 -2.0 -1.0 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Placebo QD 12.5 mcg QD 25 mcg QD 50 mcg QD No clinically or statistically significant increase in heart rate Weighted Mean Change from Baseline (0-4 hours) ‘444

6 Placebo ‘444 (N=101) 12.5 mcg (N=101) 25 mcg (N=101) 50 mcg (N=99) N (%) 36 (36%) 24(24%) 33 (33%) 28 (28%) Headache 10 (10%) 3(3%) 3 (3%) 7 (7%) Nausea 4 (4%) 2(2%) 2 (2%) 1 (1%) Nasopharyngitis 3 (3%) 0 1 (<1%) 0 Increased blood potassium 3 (3%) 2 (2%) 2 (2%) 2 (2%) Increased blood glucose 3 (3%) 3(3%) 1 (<1%) 0 Diarrhea 1 (<1%) 1(<1%) 3 (3%) 0 Ventricular extrasystoles 2 (2%) 0 0 3 (3%) Nasal congestion 3 (3%) 0 0 0 Phase 2b 28-Day COPD DPI Dose-Ranging Study Most Frequent (>3%) On-Treatment Adverse Event Summary for 3 Highest Doses ‘444 was well tolerated Headache was the most frequent adverse event

7 Phase 2b 28-Day COPD DPI Dose-Ranging Study All On-Treatment Serious Adverse Events for 3 Highest Doses Placebo ‘444 (N=101) 12.5 mcg (N=101) 25 mcg (N=101) 50 mcg (N=99) Patients with SAE 0 2 (2%) 0 0 SAE - Atrial fibrillation 0 1 (<1%) 0 0 - Pneumonia 0 1 (<1%) 0 0 - COPD exacerbation 0 1 (<1%) 0 0

8 Phase 2b 28-Day DPI COPD Dose-Ranging Study Results Summary All doses achieved statistically significant increases in lung function (FEV1) compared to placebo The two highest doses (25 and 50 mcg) exceeded a predefined threshold of 130 mL in trough FEV1 versus placebo Favorable efficacy trends were seen on key secondary endpoints Adverse events were similar to placebo No increase in mean heart rate

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